UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) December 1, 2005

                        NATIONAL PROPERTY INVESTORS 8
            (Exact name of Registrant as specified in its charter)


            California                0-14554                 13-3254885
      (State or other jurisdiction  (Commission            (I.R.S. Employer
         of incorporation)          File Number)        Identification Number)

                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                         (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Acquisition or Disposition of Assets.

National Property Investors 8 (the "Registrant" or "Partnership"), a California limited partnership, owns Williamsburg on the Lake Apartments, a 460-unit apartment complex located in Indianapolis, Indiana ("Williamsburg"). On December 1, 2005, the Partnership sold Williamsburg to a third party, Prime Quest Management, LLC (the "Purchaser"), an Illinois limited liability company. In addition to Williamsburg, the Purchaser purchased four other apartment complexes, each of which was owned in whole or in part by affiliates of AIMCO Properties, L.P., an affiliate of the Registrant's managing general partner. The total sales price for Williamsburg and the four other properties is approximately $38,501,000 of which approximately $11,760,000 is allocated to Williamsburg. The Purchaser also purchased two additional apartment complexes from affiliates of the managing general partner pursuant to two separate purchase and sale agreements. The Registrant continues to own and operate one other investment property.

In accordance with the Amended and Restated Certificate and Agreement of Limited Partnership of the Registrant, the Registrant's managing general partner is evaluating the cash requirements of the Registrant to determine whether any portion of the net sale proceeds will be distributed to the Registrant's partners. It is expected the net sale proceeds will be used to repay the balance of outstanding loans to the managing general partner and any remaining portion will be retained for Partnership expenses and redevelopment costs at the remaining investment property.


Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The following unaudited pro forma balance sheet and statements of operations reflect the operations of the Registrant as if Williamsburg had been sold on January 1, 2004.

The pro forma financial statements do not project the Registrant's results of operations at any future date or for any future period. This pro forma information should be read in conjunction with the Registrant's 2004 Annual Report on Form 10-KSB.

                             PRO FORMA BALANCE SHEET
                                 (in thousands)

                               September 30, 2005

All other assets                                    $    435
Investment property, net                               6,839

    Total Assets                                    $  7,274

All other liabilities                               $  3,434
Mortgage note payable                                  6,410
Partners' deficit                                     (2,570)
    Total Liabilities and Deficit                   $  7,274

                       PRO FORMA STATEMENTS OF OPERATIONS
                      (in thousands, except per unit data)

                                                Year Ended         Nine Months Ended
                                             December 31, 2004     September 30, 2005

Total revenues                                     $  1,560              $  1,207
Total expenses                                        2,021                 1,642

Net loss                                           $   (461)             $   (435)

Net loss per limited partnership unit              $ (10.16)             $  (9.60)

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                NATIONAL PROPERTY INVESTORS 8



                                By: NPI EQUITY INVESTMENTS, INC.
                                    Managing General Partner

                                By: /s/Martha L. Long
                                    Martha L. Long
                                    Senior Vice President

                               Date: December 6, 2005